Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated January 15, 1999) pertaining to the Xomed Surgical Products, Inc. 401(k) and Profit Sharing Plan, as amended as of January 11, 1999, of our report dated February 16, 1998, with respect to the consolidated financial statements and schedules of Xomed Surgical Products, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 1997, as amended, filed with the Securities and Exchange Commission.



Jacksonville, Florida                                  Ernst & Young LLP
January 14, 1999